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                                                                   Exhibit 10.36

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS
(1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                               ALLOY DESIGNS, INC.
                                 Promissory Note

No. 4                                                 May 13, 1998
$250,000                                             New York, New York
(or such greater
 amount as provided
 for herein)

      ALLOY DESIGNS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Peter M. Graham , with an address at 15 Harrison Street, New York, NY 10013 , or registered assigns (the "Holder"), the principal amount of Two Hundred Fifty Thousand ($250,000) Dollars on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10% per annum from the date hereof until the Maturity Date. Interest on the unpaid principal balance hereof shall accrue and be compounded quarterly, and shall be payable on the Maturity Date. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

      1. Offering, Subscription Agreement and Security.

      This Note is one of the notes issued by the Company in an offering (the "Offering") of a maximum of Fifty (50) units (the "Units"), each Unit consisting of (i) one 10% Promissory Note in the initial principal amount of $100,000, plus accrued and compounded interest (collectively, the "Notes") and
(ii) one three-year Warrant (collectively, the "Warrants") to purchase 11,185 shares of common stock, par value $.01 per share, of the Company (the

"Common Stock") at an initial exercise price per share equal to $6.165 (subject to adjustment upon the occurrence of certain events). In connection with the Offering, each purchaser of Units (collectively, the "Holders") has executed and delivered a Subscription Agreement (each a "Subscription Agreement" and collectively, the "Subscription Agreements") to the Company.

      2. Payments.

            (a) Principal of, and accrued interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earlier of (i) May 13, 2001, (ii) the date of the closing of an initial public offering by the Company, (iii) a consolidation or merger of the Corporation with or into any other corporation or corporations, (iv) a sale, lease or transfer of all or substantially all of the assets of the Corporation,
(v) the sale of at least 51% of the outstanding equity of the Company or (vi) the date on which James Johnson, Matthew Diamond and Sam Gradess shall fail to collectively control the Company, or the occurrence of any other event which constitutes a change of control of the Company (any of the events referred to in clauses (iii) through (vi) being a "Change of Control").

            (b) Interest on this Note shall accrue from the date of issuance hereof, to, but excluding the Maturity Date and shall be compounded quarterly.

            (c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

            (d) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

            (e) Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing

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hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

            (g) If (i) the Company has not consummated an initial public offering or entered into an agreement resulting in the consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation on or before May 13, 2001 and (ii) no part of Warrant No. 4 issued to the initial purchaser of this Note has been exercised, the interest rate on the unpaid principal balance hereof shall be 15% (the "Adjusted Interest Rate"). The Adjusted Interest Rate shall be applied retroactively over the term of the Note, commencing on the date hereof. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

      3. Ranking of Note. The Company, for itself, its successors and assigns, covenants and agrees that the payment of the principal of and interest on this
Note is unsecured in all respects, and shall rank senior to all indebtedness outstanding on the date hereof (with the exception of leases outstanding on the date hereof) or hereafter created, incurred, assumed or guaranteed by the Company, provided, however, that the Company may create, incur, assume, or guarantee indebtedness for money borrowed which is (i) secured by the receivables or inventory of the Company, (ii) borrowed for a period of no more than 90 days for working capital purposes or (iii) lease obligations or purchase money liens.

      4. Covenants.

            (a) The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the majority of all of the Holders is obtained, the Company shall deliver to each Holder:


            (i) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited annual financial statements and as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event, within 45 days thereafter, quarterly unaudited financial statements of the Company and its subsidiaries and such other information as is customarily made available to the Company's shareholders;

                  (ii) promptly after the Company shall obtain knowledge of
            such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

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                  (iii) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

(b) The Company further covenants and agrees with the Holders that, so long as any amount remains unpaid on the Notes, without the consent of Ladenburg Thalmann & Co. Inc., as representative of the Holders of the Notes (which shall not be unreasonably withheld or delayed), the Company shall not enter into any transaction with a value greater than $100,000 with any officer, director, employee or 5% shareholder of the Company, or any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company; provided, however, that such consent shall no longer be required once the Company has elected and constituted a committee of independent directors of the Board of Directors who will be required to provide such consent.

5. Events of Default.

      The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

            (a) A default in the payment of the principal on any Note, when and as the same shall become due and payable.

            (b) A default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for ten business days after the date fixed for the making of such interest payment.

            (c) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 15 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

            (d) Any representation, warranty or certification made by the Company pursuant to this Note or the Subscription Agreements shall prove to have been false or misleading as of the date made in any material respect.

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            (e) A default by the Company shall be declared under any
indebtedness which gives the holder thereof the right to declare such indebtedness due prior to its stated maturity and such indebtedness is in fact declared due prior to its stated maturity.

            (f) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (g) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official for the Company or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

      6. Remedies Upon Default.

      Upon the occurrence of an Event of Default referred to in Section 5 (other than an Event of Default pursuant to Section 5(g), upon which the Notes shall immediately become due and payable together with interest accrued thereon, without action of the part of the Holder), the Holders of this Note may, at his, her or its option, by notice in writing to the Company, declare such Note to be due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights hereunder.

      7. Transfer.

            (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all

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 purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder. This Note is issued in connection with and will not be detachable from a Warrant No. 4 to purchase 27,962 shares of the Company's Common Stock without the prior written consent of the Company.

            (b) The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

      8. Disclosure. No document or written information furnished to the Placement Agent or its representatives by or on behalf of the Company in connection with the issuance of this Note, including but not limited to information provided by the Company in the Confidential Private Placement Memorandum dated April 1998, and any supplement thereto, includes any

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untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein not misleading. Any financial projections provided by the Company shall not be considered "facts" for purposes of this representation.

      9. Additional Representations and Covenants

            (a) The Company hereby represents and warrants as follows:

                  (i) The execution, delivery and performance by the Company of this Note and Warrant issued in connection herewith will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or result in the acceleration of any obligation under, result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the terms of any indenture, mortgage, loan agreement, note or other evidence of indebtedness or any other contract, agreement or instrument to which the Company or its subsidiaries (if any) is a party or by which the Company or any of its properties or assets are bound or affected, or (B) violate any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, arbitration panel or other body having jurisdiction over the Company or its subsidiaries (if any) or any of their respective properties or obligations which, in any such case, would have a material adverse effect on the Company or its financial condition.

                  (ii) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign or other governmental authority, court administrative agency, tribunal or other body is required for the consummation of the transactions contemplated by this Note and the Warrant issued in connection herewith, except as may have been made or obtained under any federal or state securities laws.

                  (iii) the Company has outstanding (A) 6,886,688 shares of
            Common Stock, (B) warrants, rights or options to subscribe for or purchase from the Company 858,774 shares of Common Stock and (C) no other obligations to issue any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock. The Company has no contracts, agreements or understandings with any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

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                  (iv) There is no action, suit or proceeding pending or, to the
            Company's knowledge, threatened before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, to which the Company is or may become a party or of which any property of the Company is subject or affected that, if adversely determined against the Company, might individually or in the aggregate result in a material adverse effect to the Company or its financial condition.

                  (v) The Company is not (A) in violation of its Charter or
            By-laws, (B) in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a material adverse effect on the Company or its financial condition or (C) in default in the performance or observance of any contract where such defaults, singly or in the aggregate, would have a material adverse effect on the Company or its financial condition.

                  (vi) Except with respect to the State of New York, the Company is duly qualified to do business in all jurisdictions where required for the conduct of its business except where the failure to so qualify would not have a material adverse affect on the Company or its ability to so conduct such business.

            (b) The Company hereby agrees, as promptly as practicable, to take all necessary actions in order to become qualified to do business in the State of New York.

      10. Miscellaneous.

            (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 115 West 30th Street, Suite 304, New York, New York 10001, Attention: Executive Vice President, Finance (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 10(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 10(a) shall be deemed given at the time of receipt thereof.

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            (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

            (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

            (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

            (e) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

            (f) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

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      IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                          ALLOY DESIGNS, INC.


                                          By:
                                             --------------------------------

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                          SCHEDULE A TO EXHIBIT 10.36

Alloy issued promissory notes to the following persons which were substantially identical in all material respects to Exhibit 10.36 except for the information set forth beside such persons name in the following table:

                                     PROMISSORY NOTE       ORIGINAL PRINCIPAL
             HOLDER                      NUMBER                  AMOUNT
-----------------------------------  ---------------       ------------------
Peter M. Graham Purchase Money Plan       No.5                  $250,000

Neil I. Vogel                             No.7                  $ 35,000